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Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Quovadx, Inc. (formerly XCare.net, Inc.) of our report dated March 23, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in Quovadx's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Denver, Colorado
November 11, 2003